Exhibit 99.1

FGL Holdings Announces Leadership Transition and Strategic Initiatives to

Enhance Shareholder Value

Christopher Blunt Named Chief Executive Officer

Jonathan Bayer Appointed Head of Corporate Development and Strategy

$150 Million Share Repurchase Program

New Quarterly Cash Dividend Policy of $0.01 Per Share

$15 Million Cost Reduction Program to be Implemented

DES MOINES, Iowa – December 19, 2018 – FGL Holdings (NYSE: FG) (the “Company” or “F&G”), a leading provider of annuities and life insurance, today announced that Christopher Blunt has been appointed as President and Chief Executive Officer succeeding Christopher Littlefield. Additionally, the Company introduced a number of actions designed to enhance shareholder value, including additions to the Company’s leadership team, a new share repurchase program, a quarterly dividend and a cost reduction program.

“These initiatives exemplify our commitment to deliver shareholder value and execute on our strategic priorities to accelerate growth, enhance return on equity and maximize earnings,” said Chinh E. Chu, Co-Executive Chairman. “On behalf of the Board, I thank Mr. Littlefield for his leadership and dedication to the Company and we wish him well in his future endeavors. Since joining in 2014, Mr. Littlefield has led F&G through an important transition, and we are well positioned for future growth.”

Mr. Littlefield said, “It has been a privilege to lead the Company over the past four years and I am confident that FGL Holdings is well positioned for the future with the recent rating upgrades, strong sustained financial performance and increased growth momentum.”

Mr. Chu continued, “We are thrilled to have Mr. Blunt join F&G as Chief Executive Officer. Mr. Blunt has a bold leadership style, strong operational expertise, deep experience with distribution and a demonstrated track record of serving the evolving needs of policyholders within the regulatory landscape in which we operate. I am confident that he is the right person to take the Company to the next level.”

“I am extremely excited to lead F&G going forward as its new Chief Executive Officer,” said Mr. Blunt. “I look forward to working alongside the existing management team and the Board as we continue to build on its success. The demand for retirement income is vast and expected to grow, and F&G, along with its strategic distribution partners, is well positioned to help policyholders meet their needs in preparing for a sustainable and comfortable retirement. In addition, we are committed to executing on our strategic priorities and driving both organic and inorganic growth for the benefit of FGL Holdings’ employees, policyholders, and shareholders.”

Bennett Goodman, Chairman of Blackstone Insurance Solutions and Chairman/Co-Founder of GSO, said, “This is an exciting opportunity for Chris Blunt and F&G. We are committed to the success of F&G and having such a talented insurance executive take the Company to the next level is a win-win for both organizations.”

Head of Corporate Development and Strategy

FGL Holdings also announced the appointment of Jonathan Bayer to the newly-created role of Head of Corporate Development and Strategy. In this role, Mr. Bayer will direct the Company’s M&A and corporate strategy and oversee the execution of acquisitions. Mr. Bayer joins F&G from RBC Capital Markets, where he was Managing Director and Head of U.S. Insurance Investment Banking. Mr. Bayer has worked closely with the Company in the evaluation of a number of transactions and advised CF Corporation on its acquisition of Fidelity & Guaranty Life in 2017.

Mr. Bayer said, “Executing a disciplined acquisition strategy is an important element of the F&G thesis, and I look forward to leading this effort in collaboration with our management team and the Board.”

Share Repurchase Program

FGL Holdings’ Board of Directors has authorized a share repurchase program of up to $150 million of the Company’s outstanding common stock. This program will expire on December 15, 2020, and may be modified at any time. Under the share repurchase program, FGL Holdings may repurchase shares from time to time in open market transactions or through privately negotiated transactions in accordance with applicable federal securities laws.

Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other considerations, as determined by the Company.

Quarterly Cash Dividend

The Company’s Board of Directors has also approved the implementation of a quarterly cash dividend of $0.01 per share of Company common stock, beginning in the first quarter of fiscal year 2019. The dividend equates to $0.04 per share on a full-year basis.

Cost Reduction Program

Following a strategic review, FGL Holdings announced a new cost reduction program that is expected to generate approximately $15 million of annualized expense savings once completed. A portion of these savings will be reinvested in strategic growth initiatives in 2019, including new capabilities and resources to enter the independent broker dealer and bank channels. With the Company’s recent ratings upgrade to A- by A.M. Best, F&G sees significant growth opportunities in both of these channels, as well as further growth within its core IMO channel.

About Christopher Blunt

Christopher Blunt served in a variety of senior leadership positions during the nearly 13 years he spent with New York Life. During his tenure, Mr. Blunt was the President of New York Life’s $500 billion Investment Group and previously Co-President of the Insurance and Agency Group, which included the company’s U.S. Life Operations, Seguros Monterrey New York Life Mexico and AARP Operations. Since January 2018, Mr. Blunt has served as a Senior Managing Director and Chief Executive Officer of Blackstone Insurance Solutions. Prior to joining New York Life, Mr. Blunt was Chairman and Chief Executive Officer of Giving Capital, Inc., a wealth management solutions provider serving the financial institutions marketplace. Mr. Blunt previously spent 14 years in a variety of senior marketing and distribution roles in the investment management industry. Mr. Blunt was the Chief Marketing Officer -Americas for Merrill Lynch Investment Managers and President of Mercury Funds Distributors. Before working with Merrill Lynch, Mr. Blunt was a Managing Director with Goldman Sachs & Co., as well as the National Sales Manager for Goldman Sachs Funds. He is Chair of the Board of Directors of the YMCA of Greater New York. Mr. Blunt received a B.A. in history from the University of Michigan and an MBA in finance from The Wharton School at the University of Pennsylvania.

About Jonathan Bayer

Jonathan Bayer has more than 20 years of experience in insurance investment banking, where he has focused on M&A advisory and capital raising transactions. Over his career, Mr. Bayer has advised a number of leading Annuity and Life insurers, including FGL Holdings. Mr. Bayer previously led the U.S. insurance practice at RBC Capital Markets. Prior to joining RBC in 2011, he worked in a similar capacity at UBS in New York and Deutsche Bank in London. Mr. Bayer received a B.A. in economics from Washington and Lee University.

About FGL Holdings

FGL Holdings, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the Company is a leading provider of annuity and life insurance products. FGL Holdings, domiciled in the Cayman Islands, trades on the New York Stock Exchange under the ticker symbol FG. For more information, please visit www.fglife.bm.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL Holdings’ management and the management of FGL Holdings’ subsidiaries (including target businesses). Forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation: the accuracy of FGL Holdings’ assumptions and estimates; FGL Holdings’ and its insurance subsidiaries’ ability to maintain or improve financial strength ratings; FGL Holdings’ ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of FGL Holdings’ reinsurers failing to meet their assumed obligations; restrictions on FGL Holdings’ ability to use captive reinsurers; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; FGL Holdings’ ability to protect its intellectual property; the ability to maintain or obtain approval of the Iowa Insurance Department and other regulatory authorities as required for FGL Holdings’ operations; FGL Holdings’ ability to successfully acquire new companies and integrate such acquisitions; and other factors discussed in FGL Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2017, and its Quarterly Reports on Form 10-Q, which can be found at the U.S. Security and Exchange Commission’s website www.sec.gov.

All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FGL Holdings does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.

Investor Contact

Diana J. Hickert-Hill

FGL Holdings

410-487-0992

Media Contact

Jonathan Keehner / Julie Oakes / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449